UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	May 9, 2006

Timeline Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Washington	1-13524	31-1590734
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1700 7th Avenue, Suite 2100, Seattle, Washington		98101
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(206) 357-8422

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

As previously reported on its Form 8-K filed on December 16, 2004, Timeline, Inc. (the "Company") received an email on November 30, 2004 from the Boston Stock Exchange (the "Exchange") advising that the Company was not in compliance with certain of the Exchange's continued listing standards set forth in Chapter XXVII , Section 1 of the Exchange Rules (as to shareholders' equity and corporate governance). The Exchange suspended trading in the Company's common stock at the close of business on December 15, 2004. Since such date, the Company has been working with the Exchange to respond to the Exchange's outstanding comments, primarily as to corporate governance and shareholders' equity.

On May 9, 2006, the Company received an email notice from the Exchange stating that the Exchange was lifting the suspension, effective at the beginning of trading on Thursday, May 11, 2006.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Timeline Inc.

May 11, 2006	By:	/s/ Charles R. Osenbaugh

Name: Charles R. Osenbaugh
Title: Chief Executive Officer